EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2007, relating to the financial statements of Granite City Food & Brewery Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended December 26, 2006, filed with the Securities and Exchange Commission.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer Ltd.

May 4, 2007
Minneapolis, Minnesota